UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007 (October 19, 2007)

Eagle Bulk Shipping Inc.
 (Exact Name of Registrant as Specified in its Charter)

Marshall Islands	000-51366	98-0453513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

477 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 785-2500
 (Registrant's telephone number, including area code)

None
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On October 19, 2007, Eagle Bulk Shipping Inc. (the "Company"), along with its vessel owning subsidiaries as guarantors, entered into a Third Amended and Restated Credit Agreement (the "Third Amendment") with the Royal Bank of Scotland plc, to increase the amount available under its revolving credit facility from $600 million to $1.6 billion. The facility has a term of ten years, is available in full until July 2012, bears interest at the rate of 0.80% to 0.90% over LIBOR, and is subject to a commitment fee of 0.25% annually on unused amounts. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the provisions of the Third Amendment, which is filed as Exhibit 10.1 hereto and which is incorporated by reference herein.

Item 2.04.        Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information presented above under Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Third Amended and Restated Credit Agreement dated as of October 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.

By:	/s/ Alan S. Ginsberg
Name: Alan S. Ginsberg
Title: Chief Financial Officer

Date: October 25, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amended and Restated Credit Agreement dated as of October 19, 2007.

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